UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2023 (December 20, 2023)

Lumen Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 CenturyLink Drive

Monroe, Louisiana 71203

(Address of principal executive offices including zip code)

(318) 388-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported in its Current Report on Form 8-K dated October 31, 2023, on October 31, 2023, Lumen Technologies, Inc. (the “Company”) entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with Level 3 Financing, Inc. (“Level 3”), Qwest Corporation, and certain holders of the debt of the Company and Level 3. On December 20, 2023, the Company accepted the offer of the Majority Consenting Parties (as defined in the Transaction Support Agreement) to extend the outside date for completion of the transactions contemplated by the Transaction Support Agreement (the “TSA Transactions”) to January 31, 2024. All other terms, agreements, rights and conditions of the Transaction Support Agreement remain unwaived and unchanged and continue in full force and effect. The consummation of the TSA Transactions remains subject to the satisfaction of various closing conditions.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this Current Report on Form 8-K is not an offer of securities for sale into the United States or any other jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements within the meaning of the federal securities laws, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things, our ability to generate sufficient cash to reduce our indebtedness; debt covenant restrictions or otherwise; our ability to meet the terms and conditions of our debt obligations and covenants, including our ability to make transfers of cash in compliance therewith; and the impact of any purported notice of default or notice of acceleration arising from alleged breach of covenants under our credit documents. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our subsequent reports on Form 10-Q and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this Form 8-K.

You are cautioned not to unduly rely upon the Company’s forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about the Company’s intentions contained in any of the Company’s forward-looking statements reflects the Company’s intentions as of the date of such forward-looking statement, and is based upon, among other things, regulatory, technological, industry, competitive, economic and market conditions, and the Company’s related assumptions, as of such date. The Company may change its intentions, strategies or plans without notice at any time and for any reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2023

Lumen Technologies, Inc.

By:	/s/ Stacey W. Goff
Name:	Stacey W. Goff
Title:	Executive Vice President, General Counsel and Secretary

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